06 August 2025 Nuveen Churchill Direct Lending Corp. (NCDL) Second quarter 2025 earnings

2Nuveen Churchill Direct Lending Corp. Disclosure This presentation is for informational purposes only. It does not convey an offer of any type and is not intended to be, and should not be construed as, an offer to sell, or the solicitation of an offer to buy, any securities of Nuveen Churchill Direct Lending Corp. (the “Company,” “NCDL,” “we,” “us” or “our”). Any such offering can be made only at the time an offeree receives a prospectus relating to such offering and other operative documents which contain significant details with respect to risks and should be carefully read. In addition, the information in this presentation is qualified in its entirety by reference to the more detailed discussions contained in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the risk factors. Nothing in this presentation constitutes investment advice. You or your clients may lose money by investing in the Company. The Company is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Company will achieve its investment objective. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Prospective investors should also seek advice from their own independent tax, accounting, financial, investment and legal advisors to properly assess the merits and risks associated with an investment in the Company in light of their own financial condition and other circumstances. These materials and the presentations of which they are a part, and the summaries contained herein, do not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Company. Such information is qualified in its entirety by reference to the more detailed discussions contained elsewhere in the Company’s public filings with the SEC. An investment in the Company is speculative and involves a high degree of risk. There can be no guarantee that the Company’s investment objective will be achieved. The Company may engage in other investment practices that may increase the risk of investment loss. An investor could lose all or substantially all of his, her or its investment. The Company may not provide periodic valuation information to investors, and there may be delays in distributing important tax information. The Company’s fees and expenses may be considered high and, as a result, such fees and expenses may offset the Company’s profits. For a summary of certain of these and other risks, please see the Company’s public filings with the SEC. There is no guarantee that any of the estimates, targets or projections illustrated in these materials and any presentation of which they form a part will be achieved. Any references herein to any of the Company’s past or present investments or its past or present performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments by the Company will be profitable or will equal the performance of these investments. Diversification of an investor’s portfolio does not assure a profit or protect against loss in a declining market. Opinions expressed reflect the current opinions of the Company as of the date appearing in the materials only and are based on the Company’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results. This presentation includes historical information and “forward-looking statements” with respect to the business and investments of NCDL, including, but not limited to, statements about NCDL’s future performance and financial performance and financial condition, which involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond NCDL’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, the risks, uncertainties and other factors identified in NCDL’s filings with the Securities and Exchange Commission, including changes in the financial, capital, and lending markets; changes in the interest rate environment and its impact on NCDL’s business, its financial condition, and its portfolio companies; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy, and its impact on NCDL’s portfolio companies and the general economy; general economic, political and industry trends and other external factors, and the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests; and other risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in NCDL’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward- looking statements or any other information contained herein, except as required by applicable law. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Should NCDL’s estimates, projections and assumptions or these other uncertainties and factors materialize in ways that NCDL did not expect, actual results could differ materially from the forward- looking statements in this presentation. All capitalized terms in the presentation have the same definitions as the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Please see endnotes at the end of this presentation for additional important information.

3Nuveen Churchill Direct Lending Corp. 2Q'25 Highlights 2Q'25 Earnings • Net investment income per share: $0.46 (vs. $0.53 in 1Q'25)1 • Net increase in net assets resulting from operations per share: $0.32 (vs. $0.29 in 1Q'25)1 • Net asset value per share: $17.92 (vs. $17.96 at 3/31/2025) • Annualized ROE on net investment income: 10.3%2; annualized ROE on net income: 7.2%3 • Paid $0.45 regular distribution per share for 2Q'25 on July 28, 2025 Portfolio • Focused on investing in core U.S. middle market companies backed by private equity sponsors • $2.0B portfolio4 invested across 207 portfolio companies with a weighted average asset yield of 10.2%5 • Primarily comprised of first lien debt and is well diversified across 26 industries ◦ 90.0% first lien debt, 8.0% subordinated debt, 2.0% equity • Average portfolio company size of 0.5% with the top 10 portfolio companies comprising only 13.6% of the portfolio • Investments in one portfolio company on non-accrual representing 0.2% (at fair value), and no new investments placed on non-accrual status during the quarter • Weighted average internal risk rating of 4.16 Balance sheet and liquidity • $2.1B in total assets as of June 30, 2025 • $304M liquidity comprised of cash, cash equivalents and debt capacity7 • 1.26x debt-to-equity ratio (1.21x net debt-to-equity)8 • Completed $99.3M Share Repurchase Plan on July 21, 2025: repurchased a total of ~5.9M shares Platform • Churchill is the exclusive U.S. Middle Market Private Capital Manager of TIAA and Nuveen, a $1.3T global investment manager serving 12,000+ institutions globally • Senior leadership team has worked together since 2006 and has a cycle-tested track record • Time-tested private equity relationships and fund investments as a marquee LP drive proprietary deal flow • Disciplined and rigorous investment approach with comprehensive and proactive portfolio monitoring Net Investment Income Per Share ($0.46) • Calculated based on WAVG shares outstanding throughout 2Q'25 • Investment Income decrease ~ (6.1)% QovQ ◦ WAVG Yield, at Cost, remained flat at 10.1% from 10.1% QovQ. ◦ Investment Balance decreased $.1B from $2.0B O/S from $2.1B O/S QovQ. • Expenses increased 16% primarily driven by the step up in Management Fees (.75% to 1%) as well as no incentive waivers for the current quarter (waived the past 5 Quarters) • ($.03)/share on non-recurring expenses related to the acceleration of unamortized financing costs. With those removed, hit consensus of $.56/share. Net Income Per Share ($0.32) • Calculated based on WAVG shares outstanding throughout Q2’25 • Net Investment Income per share of $0.46 • Net realized and unrealized per share $(0.14) ◦ Notable U/R Gains & Losses ▪ TJC Spartech ($9.75M / $.20/share) ▪ Other Watchlist & Management Notice names ($8.4M / $.16/ share) ◦ Realized Gains & Losses ▪ $3.7 Realized gain three months ended ▪ Gains were generated in the normal course of business ▪ UMM rotation produced ~ $50K of gains NAV Per Share ($17.92) • Calculated based on shares outstanding as of 06/30 • Decreases due to NII of $0.46, while distributing $0.45, with net Unrealized & Realized Gain/Losses of $(0.14) Annual ROE on NII (10.3%) Annual ROE on NI (7.2%) • Calculated based on shares outstanding as of 06/30 Past performance is not a guarantee of future results. See endnotes for additional information.

4Nuveen Churchill Direct Lending Corp. Nuveen Churchill Direct Lending Corp. Overview (NYSE: NCDL) Scaled, publicly-traded business development company with well-diversified, defensively constructed private equity sponsor backed senior loan-focused portfolio 4.9x $73M 2.3x 10.2% 10.1% Portfolio Company Net Leverage3 W.A. Portfolio Company EBITDA4 Interest Coverage Ratio on 1st Lien Loans5 W.A. Asset Yield (FV)6 2Q'25 Distribution Yield7 $2.0B 207 100% 90% 88% Investment Portfolio (FV)1 Portfolio Companies Private Equity Sponsor Backed First Lien Debt Debt Investments w. Financial Covenant2 EBITDA $73M (vs. $77M in PQ) • Immaterial increase from the PQ. • Refer to Gryphon Index in Q&A Interest Coverage 2.3x (2.2x) • Immaterial improvement from PQ • Expected given general market conditions WAVG Asset Yield FV 10.20% (PQ 10.18%) WAVG Asset Yield Cost 10.08% (PQ 10.10% ) • TMM spreads flat • Rates down ~ 2 bps (Based on SOFR) (4.29% from 4.31%) • Entered 12 deals w/ WAVG Yield of 9.3% Distribution Yield 10.1% (12.4%) • Distribution increased,slightly from PQ due to decline in NAV. Net Leverage 4.9x (4.9x) • Flat QovQ PQ for SV Reference Past performance is not a guarantee of future results. See endnotes for additional information.

5Nuveen Churchill Direct Lending Corp. Financial Highlights As of Date and For the Three Months Ended (Dollar amounts in thousands, except per share data) Jun 30, 2025 Mar 31, 2025 Dec 31, 2024 Sep 30, 2024 Jun 30, 2024 Net Investment Income1 $0.46 $0.53 $0.56 $0.58 $0.57 Net Realized and Unrealized Gains (Losses)1 (0.14) (0.24) (0.02) 0.09 (0.20) Net Increase (Decrease) in Net Assets from Operations1 0.32 0.29 0.54 0.67 0.37 Net Asset Value $17.92 $17.96 $18.18 $18.15 $18.03 Regular Distributions $0.45 $0.45 $0.45 $0.45 $0.45 Special Distributions2 — 0.10 0.10 0.10 0.10 Total Distributions $0.45 $0.55 $0.55 $0.55 $0.55 Regular Distribution Yield3 10.1% 10.2% 9.8% 9.9% 10.0% Special Distribution Yield2 —% 2.3% 2.2% 2.2% 2.2% Total Distribution Yield4 10.1% 12.4% 12.0% 12.1% 12.3% Total Debt5 $1,114,257 $1,202,293 $1,114,929 $1,101,964 $1,028,750 Net Assets $887,738 $920,020 $970,320 $990,608 $986,372 Debt-to-Equity at Quarter End 1.26x 1.31x 1.15x 1.11x 1.04x Net Debt-to-Equity at Quarter End6 1.21x 1.25x 1.10x 1.03x 0.96x Annualized ROE (on Net Investment Income)7 10.3% 12.1% 12.4% 12.6% 12.6% Annualized ROE (on Net Income)8 7.2% 6.6% 12.1% 14.7% 8.2% Financial Highlights No additional talking point. Refer to Q2 Highlights slide for details PQ for SV Reference Past performance is not a guarantee of future results. See endnotes for additional information.

6Nuveen Churchill Direct Lending Corp. For the Three Months Ended (Dollar amounts in thousands) Jun 30, 2025 Mar 31, 2025 Dec 31, 2024 Sep 30, 2024 Jun 30, 2024 Net Funded Investment Activity New Gross Commitments at Par $47,698 $166,239 $162,663 $225,612 $360,218 Net Investments Funded1 $81,061 $153,019 $151,106 $203,159 $304,976 Investments Sold or Repaid1 $(162,202) $(148,350) $(119,464) $(155,616) $(99,977) Net Funded Investment Activity $(81,141) $4,669 $31,642 $47,543 $204,998 Gross Commitments at Par (incl. unfunded commitments) First-Lien Debt $45,224 $151,995 $159,436 $221,097 $343,237 Subordinated Debt $100 $13,230 $3,127 $3,145 $14,501 Equity Investments $2,374 $1,014 $100 $1,370 $2,479 Gross Commitments $47,698 $166,239 $162,663 $225,612 $360,218 Gross Commitments at Par (incl. unfunded commitments) First-Lien Debt 94.8% 91.4% 98.0% 98.0% 95.3% Subordinated Debt 0.2% 8.0% 1.9% 1.4% 4.0% Equity Investments 5.0% 0.6% 0.1% 0.6% 0.7% New Investment Activity - Selected Metrics Number of New Investments 20 23 29 29 36 Weighted Average Annual Interest Rate on new debt and income producing investments at par2 9.1% 9.4% 9.0% 9.6% 10.5% Quarterly Investment Activity Net Funded Investment Activity New Gross Commitments at Par • Quarterly activity which includes par activity of: ◦ incrementals to existing portfolio companies ◦ originations of new portfolio companies Net Investments Funded • Reflects cash activity of: ◦ Incrementals to existing portfolio companies (5.3 million) ◦ Originations of new portfolio companies (27 million) ◦ Funding of follow on DDTL’s (47 million) ◦ Total: 81M Investments Sold or Repaid Reflects cash activity of: ◦ Sales (97 million) / Full Paydowns (53 million) ◦ Partial Paydowns (13million) ◦ Total: 162M Net Funded (Funded + Sold/Repaid): ~5M New Investment Activity – Selected Metrics Number of New Investments is defined as Number of incremental deals & new origination deals Expected Weighted Average Interest Rate Population includes all new investments Calculation includes WAVG Par utilizing Spread + SOFR for floating & Coupon for fixed Does not incorporate OID TOTAL - 9.1% TMM - 9.14% UMM - 8.77% PEJC - 12.57% Other Stats TMM COMM. - $44 M (92%) UMM COMM. - $2 M (5%) PEJC COMM. - $2 M (3%) Past performance is not a guarantee of future results. See endnotes for additional information.

7Nuveen Churchill Direct Lending Corp. $17.96 $0.46 -$0.45 -$0.14 $0.09 $17.92 NAV (3/31/25) Net investment income Regular distributions from income Net realized and unrealized gain (loss) Other NAV (6/30/25) As of June 30, 2025 the Company’s net asset value was $17.92. Net Asset Value Net Investment Income Per Share (Net Investment Income Per Share ($0.46) • Calculated based on WAVG shares outstanding throughout quarter • Investment Income decreased ~ (6) percent QovQ ◦ WAVG Yield, at Cost, remainded flat at 10.2% QovQ. ◦ Investment Balance increased to $2.0B O/S from $2.1B O/S • Expenses increased 16% primarily driven by the step up in Management Fees (.75% to 1%) as well as no incentive waivers for the current quarter (waived the past 5 Quarters) Regular distribution Per Share ($0.45) • Target distribution of $0.45 hit • Undistributed spillover distributable of ~ $.29 per share (~$14mil) Net realized and unrealized per share ($.14) • Notable U/R Gains & Losses ◦ TJC Spartech ($9.75M /$.20/ share) ◦ Other Watchlist & Management Notice names ($8.4M / $.16/share) • Realized Gains & Losses ◦ Gains of $3.7m Realized gain three months ended ◦ Gains were generated in the normal course of business ◦ UMM rotation produced ~ $50K of gains NAV Per Share ($17.92) • Calculated based on shares outstanding as of quarter-end • Decrease mainly due to decrease in valuations, offset by share repurchase activity $.04 Annual ROE on NII (10.3%) Annual ROE on NI (7.2%) • Calculated based on shares outstanding as of 06/30 PQ for SV Reference 21 1 3 Past performance is not a guarantee of future results. See endnotes for additional information.

8Nuveen Churchill Direct Lending Corp. Declared Q3’25 regular distribution of $0.45 per share payable on October 28, 2025 for shareholders of record as of September 30, 2025 Dividend History D is tri bu tio n pe r S ha re D istribution Yield $0.45 $0.45 $0.45 $0.45 $0.45 $0.10 $0.10 $0.10 $0.10 10.0% 9.9% 9.8% 10.2% 10.1% 12.3% 12.1% 12.0% 12.4% Regular distribution per share ($) Special distribution per share ($) Regular annualized distribution yield (%) Total annualized distribution yield (w. special) (%) Q2’24 Q3’24 Q4’24 Q1’25 Q2’25 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 1 2 General • Consistent $.45 dist. since ’24 Q2 • Paid our final Special Distribution declared at the time of the IPO Incentive & Management Fee step-up Impact • Increase in mgmt fee (0.75% - 1.00%) would have had a 1.3MM Impact ($0.02/share) • Incentive (including the impact of the mgmt fee step up) would have had a 2.0MM impact ($0.04/share) • Total impact would have been 3.3MM ($0.06/share) • NII with above impacts $0.46/ share ◦ above our 0.45/share Regular Distribution PQ for SV Reference Past performance is not a guarantee of future results. See endnotes for additional information.

9Nuveen Churchill Direct Lending Corp. As of Date (Dollar amounts in thousands, unless otherwise noted) Jun 30, 2025 Mar 31, 2025 Dec 31, 2024 Sep 30, 2024 Jun 30, 2024 Portfolio Highlights Investments, at Fair Value1 $1,992,804 $2,077,570 $2,081,379 $2,046,887 $1,990,856 Number of Portfolio Companies 207 210 210 202 198 Average Position Size, at Fair Value ($) $9,627 $9,893 $9,911 $10,133 $10,055 Average Position Size, at Fair Value (%) 0.5% 0.5% 0.5% 0.5% 0.5% Portfolio Composition, at Fair Value First-Lien Debt 90.0% 90.5% 90.6% 90.1% 90.6% Subordinated Debt 8.0% 7.8% 7.7% 8.3% 7.8% Equity Investments 2.0% 1.7% 1.8% 1.7% 1.6% Loans by Interest Rate Type, at Fair Value % Floating Rate Debt Investments 94.3% 94.6% 94.7% 94.3% 94.8% % Fixed Rate Debt Investments 5.7% 5.5% 5.3% 5.8% 5.2% Asset Level Yields Weighted Average Yield on Debt and Income Producing Investments, at Cost2 10.1% 10.1% 10.3% 10.9% 11.3% Weighted Average Yield on Debt and Income Producing Investments, at Fair Value2 10.2% 10.2% 10.4% 10.9% 11.4% Portfolio Highlights Portfolio Highlights • Investment fair value decreased by $3M ◦ Refer to the activity summarized on Quarterly Investment Activity ◦ MtoM WAVG Valuation decreased by 43 bps. • Number of Port Co. remained flat ◦ 12 purchases ◦ 12 paydowns/sales Portfolio Composition • Breakdown based on fair value • All metrics generally flat as valuations were down across Senior & PEJC and quarterly activity was in-line with our allocation strategy Loans by Interest Rate Types • Floating Rate Debt Investments flat from PQ substantiated by note above Asset Level Yields • Decrease driven by tightening WAVG SOFR rates of 20 bps QovQ. Past performance is not a guarantee of future results. See endnotes for additional information.

10Nuveen Churchill Direct Lending Corp. Vo lu m e ($ M ill io ns ) S pread / C oupon (% ) Investment Activity (QoQ) $360M $226M $163M $166M $48M 5.0% 5.0% 4.6% 4.8% 4.8% 13.8% 13.7% 12.0% 12.6% 12.0% 10.3% 9.6% 8.9% 9.1% 9.1% Volume ($ Millions) # of investments Spread (%) Coupon (%) Interest rate on floating rate investments (%) 2Q'24 3Q'24 4Q'24 1Q'25 2Q'25 $0M $200M $400M $600M $800M —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% • Closed 14 new investments and 6 add-ons totaling $48M1 • 4.8%2 average spread of new floating rate investments • 12.0%3 weighted average coupon of new fixed rate investments 2Q'25 Investment Activity 29 4 232936 20 General • Refer to Quarterly Investment Activity (slide 6) Past performance is not a guarantee of future results. See endnotes for additional information.

11Nuveen Churchill Direct Lending Corp. 94.3% 5.7% Floating rate debt investments % Fixed rate debt investments % 90.0% 8.0%2.0% First lien debt Subordinated debt Equity 90% First lien debt Portfolio Overview Portfolio composition by investment type Portfolio composition by interest rate type ~94% Floating rate debt 17.3% 16.2% 7.6% 7.2% 5.2% 5.2% 4.3% 4.1% 4.0% 3.5% 25.3% Healthcare & Pharmaceuticals Services: Business Beverage, Food & Tobacco Construction & Building Capital Equipment High Tech Industries Services: Consumer Environmental Industries Containers, Packaging & Glass Telecommunications Other (16) 1 Portfolio Overview • Industries in our Q1 top movers Valuation decrease: ◦ Chemicals, Plastics, & Rubber -1.1% (driven by underperformance of one name (TJC Spartech) ◦ Transportation Cargo (-1.1%) (CareerNow) ◦ • Offset by largest increase - Banking, Finance, Insurance, Real Estate - QoQ +50bps • Floating Rate - 95% of debt investments ◦ 99.06% of our floating rate debt and income producing investments had interest rate floors (FV and Cost) PQ for SV Reference Portfolio composition by Moody’s Industry Past performance is not a guarantee of future results. See endnotes for additional information.

12Nuveen Churchill Direct Lending Corp. Portfolio Overview - Diversification Top 10 represents 13.6% of investment portfolio Portfolio company Moody’s industry % of fair value S&S Truck Parts Automotive 1.6 % MGM Transformer Company Energy: Electricity 1.5 % Trilon Group Services: Business 1.5 % North Haven CS Acquisition Inc High Tech Industries 1.4 % Insulation Technology Group Energy: Electricity 1.4 % Good2Grow Containers, Packaging & Glass 1.4 % Firstcall Mechanical Group Capital Equipment 1.3 % Kenco Transportation: Cargo 1.3 % Specialized Packaging Group (SPG) Containers, Packaging & Glass 1.2 % Handgards, LLC Beverage, Food & Tobacco 1.2 % Others (197) Average portfolio company size of 0.5% with largest 10 portfolio companies comprising only 13.6% of the portfolio Portfolio Overview - Diversification • Portfolio well diversified with largest portfolios only at 1.6% • Top 10 Names at fair value comprise 13.6% slightly down from PQ 13.2% PQ for SV Reference Past performance is not a guarantee of future results. See endnotes for additional information.

13Nuveen Churchill Direct Lending Corp. NCDL had a Net Interest Margin of 358 bps1 as of the quarter ended June 30, 2025 Net Interest Margin 6.2% 6.0% 6.2% 6.6% 6.5% 6.5% 6.8% 6.7% 6.7% 7.9% 9.6% 10.6% 11.0% 11.4% 11.6% 11.7% 11.6% 11.3% 10.9% 10.3% 10.1% 10.1% 4.1% 3.1% 2.8% 2.7% 3.8% 3.2% 2.7% 2.9% 2.7% 3.0% 4.5% 6.0% 6.8% 7.2% 7.5% 7.4% 7.7% 7.7% 7.7% 7.2% 6.6% 6.6% 3.6% 4.6% 4.9% 5.3% 5.4% 5.3% 5.3% 5.3% 4.6% 4.3% 4.3% 4.3% 6.3% 6.3% 6.3% 6.7% 6.5% 6.5% 6.8% 6.7% 6.8% 8.0% 9.8% 10.9% 11.4% 11.7% 11.9% 11.9% 11.7% 11.4% 10.9% 10.4% 10.2% 10.2% 1.5% 0.6% 0.3% 0.2% 0.2% 0.2% 0.1% 0.2% 0.5% 1.5% 3.0% 4.5% 4.9% 5.4% Weighted avg. yield on debt and income producing investments, at cost Avg. cost of debt 3 Month term secured overnight financing rate ("SOFR") Weighted avg. yield on debt and income producing investments, at fair value 3 Month London interbank offered rate ("LIBOR") Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 Q2’25 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 2 Net Interest Margin • NIM shows good story as gap between Yield & Avg. Cost of Debt has expanded by multiples since inception, however tempered in recent quarters. • Current quarter trend is in-line with expectations given debt refinancings, issuance of unsecured note and declining SOFR. Past performance is not a guarantee of future results. See endnotes for additional information.

14Nuveen Churchill Direct Lending Corp. Internal Risk Rating Portfolio risk ratings ($ thousands) Rating Definition Rating Definition 1 Performing – Superior 6 Watch List – Low Maintenance 2 Performing – High 7 Watch List – Medium Maintenance 3 Performing – Low Risk 8 Watch List – High Maintenance 4 Performing – Stable Risk (Initial Rating Assigned at Origination) 9 Watch List – Possible Loss 5 Performing – Management Notice 10 Watch List – Probable Loss • Weighted average rating remained stable at 4.1 • Investments in one portfolio company on non-accrual representing 0.2% (at fair value) and 0.4% (at amortized cost) as of June 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 Fair Value % of Portfolio # of Portfolio Companies Fair Value % of Portfolio # of Portfolio Companies Fair Value % of Portfolio # of Portfolio Companies Fair Value % of Portfolio # of Portfolio Companies 1 $ — — % — $ — — % — $ — — % — $ — — % — 2 — — — — — — — — — — — — 3 159,051 8.0 10 156,901 7.6 10 161,544 7.8 11 126,013 6.2 9 4 1,557,345 78.2 158 1,667,843 80.3 161 1,653,474 79.4 158 1,690,401 82.6 157 5 130,976 6.6 16 114,340 5.5 17 144,160 6.9 24 115,092 5.6 19 6 109,748 5.5 17 89,051 4.3 14 73,627 3.5 10 56,683 2.8 8 7 35,684 1.8 6 41,626 2.0 6 46,145 2.2 6 47,007 2.3 6 8 — — — 3,028 0.2 1 2,429 0.1 1 2,341 0.1 1 9 — — — — — — — — — — — — 10 — — — 4,781 0.2 1 — — — 9,350 0.5 2 Total $ 1,992,804 100.0% 207 $ 2,077,570 100.0% 210 $ 2,081,379 100.0% 210 $ 2,046,887 100.0% 202 WA Risk Rating 4.1 4.1 4.1 4.2 Internal Risk Rating • TJC Spartech is a 10 on non- accrual - added this quarter • Anne Arundel is an 8 on non- accrual, a/o 6/30/24 • 5 addition to the watchlist ◦ Affinity – 6 (5) ◦ Genesee – 6 (5) ◦ Liberty Group – 6 (5) ◦ Mosaic Dental– 6 (5) ◦ Oliver - 6 (5) • 0 removals from watchlist • Total Watchlist names represent 6.7% of the fair value of the portfolio compared to 5.9% in the prior quarter • Refer to Q&A Breakdown for further detail; including industry Past performance is not a guarantee of future results. See endnotes for additional information.

15Nuveen Churchill Direct Lending Corp. • Diversified funding profile including: three collateralized loan obligations (CLOs), one revolving credit facility and unsecured notes • Ample liquidity of $304 million through cash and debt capacity • No near-term debt maturities • Unsecured notes represent 27% of the Company’s outstanding debt • In connection with the issuance of the 2030 Notes, NCDL entered into an interest rate swap agreement for a total notional of $300M that matures on March 15, 2030. Under the agreement, NCDL receives a fixed interest rate of 6.650% and pays a floating rate of S + 2.3015% Financing Overview A m ou n t ($ M s) $300 $750 $325 Unsecured CLOs Revolver 2025 2026 2027 2028 2029 2030 and beyond $— $500 $1,000 $1,500 Key highlights NCDL’s Investment Grade ratings Stated maturity BBB Stable Baa3 Stable Financing source Debt commitment Outstanding par Amount available Reinvestment period Maturity Interest rate Securitization CLO-I $321.4 $321.4 N/A April 20, 2030 April 20, 2038 S + 1.43%1 CLO-II $213.9 $213.9 N/A January 20, 2028 January 20, 2036 S + 2.50%1 CLO-III $214.3 $214.3 N/A April 20, 2028 April 20, 2036 S + 2.11%1 Unsecured notes 2030 Notes $300.0 $300.0 N/A N/A March 15, 2030 S + 2.30%2 Bank facilities Corporate revolver 3 $325.0 $64.8 $260.3 October 4, 2028 October 4, 2029 S + 2.00% Total / Weighted average $1,374.5 $1,114.3 $260.3 S + 2.02%4 Financing Overview • General ◦ Debt increased QovQ from PQ $1,114.9 to $1,114.3 primarily driven by the continued use of the RCF to facilitate the share repurchase program, general investment activity, & the use of the RCF for the CLO I reset. • Corporate Revolver ◦ Drawn decreased from $238 to $64.8 • WF Financing Facility ◦ Terminated during the quarter • Issuance of the Unsecured Note $300.0 As of 25Q1 – 22% Unsecured Funded – 25% Unsecured Outstanding Target - at least 1/3 of Debt unsecured Past performance is not a guarantee of future results. See endnotes for additional information.

Dividend Activity

Date declared	Record date	Payment date	Dividend type	Dividend per share
July 30, 2025	September 30, 2025	October 28, 2025	Q3'25 Regular Dividend	$0.45
April 30, 2025	June 30, 2025	July 28, 2025	Q2'25 Regular Dividend	$0.45
February 19, 2025	March 31, 2025	April 28, 2025	Q1'25 Regular Dividend	$0.45
November 4, 2024	December 31, 2024	January 28, 2025	Q4'24 Regular Dividend	$0.45
July 31, 2024	September 30, 2024	October 28, 2024	Q3'24 Regular Dividend	$0.45
May 1, 2024	June 28, 2024	July 29, 2024	Q2'24 Regular Dividend	$0.45
January 10, 2024	February 12, 2025	April 28, 2025	Q1'25 Special Dividend	$0.10
January 10, 2024	November 11, 2024	January 28, 2025	Q4'24 Special Dividend	$0.10
January 10, 2024	August 12, 2024	October 28, 2024	Q3'24 Special Dividend	$0.10
January 10, 2024	May 13, 2024	July 29, 2024	Q2'24 Special Dividend	$0.10
January 10, 2024	March 30, 2024	April 29, 2024	Q1'24 Regular Dividend	$0.45
December 28, 2023	December 29, 2023	January 10, 2024	Q4'23 Regular Dividend	$0.50
December 28, 2023	December 29, 2023	January 10, 2024	Q4'23 Supplemental Dividend	$0.05
September 28, 2023	September 28, 2023	October 12, 2023	Q3'23 Regular Dividend	$0.50
September 28, 2023	September 28, 2023	October 12, 2023	Q3'23 Supplemental Dividend	$0.05
June 28, 2023	June 28, 2023	July 12, 2023	Q2'23 Regular Dividend	$0.50
June 28, 2023	June 28, 2023	July 12, 2023	Q2'23 Supplemental Dividend	$0.05
March 30, 2023	March 30, 2023	April 12, 2023	Q1'23 Regular Dividend	$0.50
March 30, 2023	March 30, 2023	April 12, 2023	Q1'23 Supplemental/Special Dividend	$0.26
December 29, 2022	December 29, 2022	January 17, 2023	Q4'22 Regular Dividend	$0.50
September 28, 2022	September 28, 2022	October 11, 2022	Q3'22 Regular Dividend	$0.47
June 30, 2022	June 30, 2022	July 12, 2022	Q2'22 Regular Dividend	$0.43
March 30, 2022	March 31, 2022	April 12, 2022	Q1'22 Regular Dividend	$0.41
December 29, 2021	December 29, 2021	January 18, 2022	Q4'21 Regular Dividend	$0.40
September 29, 2021	September 29, 2021	October 11, 2021	Q3'21 Regular Dividend	$0.38
June 29, 2021	June 29, 2021	July 12, 2021	Q2'21 Regular Dividend	$0.31
March 29, 2021	March 29, 2021	April 19, 2021	Q1'21 Regular Dividend	$0.30
December 29, 2020	December 29, 2020	January 18, 2021	Q4'20 Regular Dividend	$0.28
November 4, 2020	November 4, 2020	November 11, 2020	Q3'20 Regular Dividend	$0.23
August 4, 2020	August 4, 2020	August 11, 2020	Q2'20 Regular Dividend	$0.28
April 16, 2020	April 16, 2020	April 21, 2020	Q1'20 Regular Dividend	$0.17

CHURCHILL
from nuveen

Past performance is not a guarantee of future results. See endnotes for additional information.

Nuveen Churchill Direct Lending Corp. 16

Quarterly Balance Sheets

	As of Date				
(Dollar amounts in thousands, except share data)	**Jun 30, 2025**	**Mar 31, 2025**	**Dec 31, 2024**	**Sep 30, 2024**	**Jun 30, 2024**
Assets					
Investments, at fair value	$1,992,804	$2,077,570	$2,081,379	$2,046,887	$1,990,856
Cash and cash equivalents	44,008	49,178	43,254	69,304	70,986
Restricted cash	—	—	50	50	50
Interest receivable	17,201	20,701	17,971	18,127	18,299
Derivative asset, at fair value	18,850	8,184	—	—	—
Receivable for investments sold	943	16,563	1,024	5,657	2,650
Other assets and prepaid expenses	590	388	47	85	93
Total Assets	**$2,074,396**	**$2,172,583**	**$2,143,725**	**$2,140,110**	**$2,082,933**
Liabilities					
Debt, net of deferred financing costs and unamortized discount	$1,114,844	$1,199,570	$1,108,261	$1,094,461	$1,020,721
Payable for investments purchased	99	6,650	14,973	2,545	17,790
Interest payable	20,137	10,416	12,967	15,462	21,292
Incentive fees payable	2,827	—	—	—	—
Management fees payable	5,179	3,914	3,956	3,873	3,589
Collateral due to broker	18,570	—	—	—	—
Distributions payable	22,297	28,266	29,468	30,037	30,107
Directors' fees payable	156	156	128	128	128
Accounts payable and accrued expenses	2,549	3,591	3,652	2,996	2,934
Total Liabilities	**$1,186,658**	**$1,252,563**	**$1,173,405**	**$1,149,501**	**$1,096,561**
Total Net Assets	**$887,738**	**$920,020**	**$970,320**	**$990,608**	**$986,372**
Total Liabilities and Net Assets	**$2,074,396**	**$2,172,583**	**$2,143,725**	**$2,140,110**	**$2,082,933**
Net Asset Value per Share	**$17.92**	**$17.96**	**$18.18**	**$18.15**	**$18.03**
Debt to Equity	**1.26x**	**1.31x**	**1.15x**	**1.11x**	**1.04x**
Net Debt to Equity[8]	**1.21x**	**1.25x**	**1.10x**	**1.03x**	**0.96x**
Shares Outstanding, end of period	**49,548,098**	**51,217,252**	**53,387,277**	**54,571,650**	**54,705,779**

CHURCHILL
from nuveen

Past performance is not a guarantee of future results. See endnotes for additional information.

Nuveen Churchill Direct Lending Corp. 17

Quarterly Operating Results

	For the Three Months Ended				
(Dollar amounts in thousands, except share data)	**Jun 30, 2025**	**Mar 31, 2025**	**Dec 31, 2024**	**Sep 30, 2024**	**Jun 30, 2024**
Investment income					
Non-controlled/non-affiliated company investments:					
Interest income	50,213	50,846	53,683	57,317	53,018
PIK income	2,264	2,365	2,275	2,503	1,529
Dividend income	116	—	257	17	33
Other income	539	375	861	444	508
Total investment income	**$53,132**	**$53,586**	**$57,076**	**$60,281**	**$55,089**
Expenses					
Interest and debt financing expenses	$20,105	$20,643	$21,019	$23,199	$18,721
Management fees	5,179	3,914	3,956	3,873	3,589
Incentive fees on net investment income	2,827	2,253	4,418	5,496	3,075
Professional fees	1,108	493	785	912	693
Directors' fees	156	156	128	128	128
Administrative fees	490	585	299	535	484
Other general and administrative expenses	411	342	180	145	469
Total expenses	**$30,276**	**$28,387**	**$30,785**	**$34,287**	**$27,158**
Incentive fees waived	—	(2,253)	(4,418)	(5,496)	(3,075)
Net expenses	**$30,276**	**$26,134**	**$26,367**	**$28,792**	**$24,084**
Net investment income	**$22,856**	**$27,452**	**$30,709**	**$31,490**	**$31,005**
Excise taxes	—	—	551	—	—
Net investment income after excise taxes	**$22,856**	**$27,452**	**$30,158**	**$31,490**	**$31,005**
Realized and unrealized gain (loss) on investments:					
Net realized gain (loss) on non-controlled/non-affiliate company investments	(10,702)	1,103	(11,676)	1,086	1,017
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate company investments	3,770	(13,573)	11,282	4,049	(12,101)
Income tax (provision) benefit	92	39	(312)	18	282
Total net change in unrealized appreciation (depreciation)	**$3,862**	**$(13,534)**	**$10,970**	**$4,067**	**$(11,819)**
Total net realized and unrealized gain (loss) on investments	**$(6,840)**	**$(12,431)**	**$(706)**	**$5,153**	**$(10,802)**
Net increase (decrease) in net assets resulting from operations	**$16,016**	**$15,022**	**$29,452**	**$36,643**	**$20,203**
Weighted average shares outstanding for the period	**50,183,714**	**52,211,340**	**54,229,767**	**54,688,860**	**54,789,044**

CHURCHILL
from nuveen

Past performance is not a guarantee of future results. See endnotes for additional information.

Nuveen Churchill Direct Lending Corp. 18

19Nuveen Churchill Direct Lending Corp. Our website www.NCDL.com Investor Relations NCDL-IR@churchillam.com Contact Us

20Nuveen Churchill Direct Lending Corp. Endnotes Note: All information is as of June 30, 2025, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. Slide 3 2Q'25 Highlights 1 Per share net investment income (“NII”), net realized and unrealized gains (losses) on investments, and net increase (decrease) in net assets resulting from operations are derived from the weighted average shares outstanding during the period. Refer to the Quarterly Operating Results, page 18, for weighted average shares outstanding for the period. Certain prior period amounts have been reclassified to conform to the current period presentation. 2 Annualized return on equity (“ROE”) on net investment income is calculated based on quarterly NII divided by quarter-end net asset value. 3 Annualized ROE on net income is calculated based on the quarterly net increase (decrease) in net assets resulting from operations divided by quarter-end net asset value. 4 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2,197M which includes approximately $201M of unfunded debt investment commitments. 5 Weighted average asset yield on debt and income producing investments, at cost and fair value, where applicable. The weighted average asset yield of the Company’s debt and income producing investments is not the same as a return on investment for our shareholders but, rather, relates to our investment portfolio and is calculated before the payment of fees and expenses. Actual yields over the life of each investment could differ materially from the yields presented. The weighted average asset yield was calculated using the effective interest rates as of quarter end, including accretion of original issue discount, but excluding investments on non-accrual. Weighted average asset yield inclusive of investments on non-accrual, at cost and fair value, as of June 30, 2025 were 10.04% and 10.18%, respectively. 6 Investments are assigned an initial internal risk rating of 4.0 at origination. 7 Represents the amount available under the corporate revolver of $260M and cash and cash equivalents of $44M. 8 The net debt to equity ratio is net of cash and cash equivalents. Slide 4: Nuveen Churchill Direct Lending Corp. Overview 1 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2,197M which includes approximately $201M of unfunded debt investment commitments. 2 Represents the percentage of debt investments with one or more financial maintenance covenants. 3 Net leverage is the ratio of total debt minus cash divided by EBITDA, taking into account only the debt issued through the tranche in which the Company is a lender. Leverage is derived from the most recently available portfolio company financial statements, and weighted by the fair value of each investment as of June 30, 2025. Net leverage presented excludes equity investments as well as debt instruments to which the Company’s investment adviser has assigned an internal risk rating of 8 or higher, and any portfolio companies with net leverage of 15x or greater. 4 Weighted based on fair market value of private debt investments as of June 30, 2025 for which fair value is determined in good faith by the Company’s investment adviser, as the valuation designee subject to the oversight of our board of directors, and excludes quoted assets. Amounts are weighted based on fair market value of each respective investment as of its most recent quarterly valuation, which are derived from the most recently available portfolio company financial statements. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization. EBITDA amounts are estimated from the most recent portfolio company financial statements, have not been independently verified by the Company and may reflect a normalized or adjusted amount. Accordingly, the Company makes no representation or warranty in respect of this information. 5 The interest coverage ratio calculation is derived from the most recently available portfolio company financial information received by the Company, and is a weighted average based on the fair market value of each respective first lien debt investment as of its most recent reporting to lenders. Such reporting may include assumptions regarding the impact of interest rate hedges established by borrowers to reduce their exposure to floating interest rates (resulting in a reduced hedging rate being used for the total interest expense in respect of such hedges, rather than any higher rates applicable under the documentation for such loans), even if such hedging instruments are not pledged as collateral to lenders in respect of such loans and do not secure the loans themselves. The interest rate coverage ratio excludes junior capital investments and equity co-investments, and applies solely to traditional middle market first lien loans held by the Company, which also excludes any upper middle market or other first lien loans investments that do not have financial maintenance covenants, and first lien loans that the Company’s investment adviser has assigned an internal risk rating of 8 or higher, as well as any portfolio companies with net senior leverage of 15x or greater. As a result of the foregoing exclusions, the interest coverage ratio shown herein applies to 79% of our total investments, and 88% of our total first lien debt investments, in each case based upon fair value as of June 30, 2025. 6 Weighted average asset yield on debt and income producing investments, at cost and fair value, where applicable. The weighted average asset yield of the Company’s debt and income producing investments is not the same as a return on investment for our shareholders but, rather, relates to our investment portfolio and is calculated before the payment of fees and expenses. Actual yields over the life of each investment could differ materially from the yields presented. The weighted average asset yield was calculated using the effective interest rates as of quarter end, including accretion of original issue discount, but excluding investments on non-accrual. Weighted average asset yield inclusive of investments on non-accrual, at cost and fair value, as of June 30, 2025 were 10.04% and 10.18%, respectively. 7 Total Annualized Distribution Yield includes the regular distribution per share and the special distribution per share (if any) divided by the NAV per share as of the respective quarter end, annualized.

21Nuveen Churchill Direct Lending Corp. Endnotes Note: All information is as of June 30, 2025, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. Slide 5: Financial Highlights 1 Per share net investment income (“NII”), net realized and unrealized gains (losses) on investments, and net increase (decrease) in net assets resulting from operations are derived from the weighted average shares outstanding during the period. Refer to the Quarterly Operating Results, page , for weighted average shares outstanding for the period. Certain prior period amounts have been reclassified to conform to the current period presentation. 2 Special Distributions presented represent the four special distributions of $0.10 per share declared in connection with the IPO, which is derived from NII. Special Distribution yield is the Special Distribution per share, divided by the NAV per share as of the respective quarter end, annualized. 3 Regular Distribution Yield is the regular distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 4 Total Distribution Yield presented is the sum of the Regular Distribution per share and Supplemental Distribution per share (if any), annualized on a quarterly basis, plus Special Distributions (if any) per share. Special Distributions, other than those derived from NII, may be presented on a non-annualized basis. 5 Total debt outstanding represents the principal amount outstanding as of the period end. 6 The net debt to equity ratio is net of cash and cash equivalents. 7 Annualized return on equity (“ROE”) on net investment income is calculated based on quarterly NII divided by quarter-end net asset value. 8 Annualized ROE on net income is calculated based on the quarterly net increase (decrease) in net assets resulting from operations divided by quarter-end net asset value. Slide 6: Quarterly Investment Activity 1 Represents the total amount of cash activity for the purchase of investments and the proceeds from principal repayments and sales of investments. 2 The weighted average interest rate is calculated using the effective interest rate for floating rate and fixed rate debt investments. The effective interest rate for floating rate investments utilizes the applicable margin plus the greater of the 3-Month base rate (SOFR), or base rate floor. SOFR as of June 30, 2025 was 4.29%. The effective interest rate for fixed rate debt investments utilizes the investment coupon. Slide 7: Net Asset Value 1 The per share data was derived by using the weighted average shares outstanding for the three months ended June 30, 2025. 2 The per share data for distributions reflects the actual amount of distributions declared for the three months ended June 30, 2025. 3 Includes the impact of different share amounts used in calculating per share data as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of a period end or transaction date. Refer to footnotes 1 and 2. Slide 8: Dividend History 1 Regular Distribution Yield is the regular distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 2 Total Annualized Distribution Yield includes the regular distribution per share and the special distribution per share (if any) divided by the NAV per share as of the respective quarter end, annualized. Slide 9: Portfolio Highlights 1 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2,197M which includes approximately $201M of unfunded debt investment commitments. 2 Weighted average asset yield on debt and income producing investments, at cost and fair value, where applicable. The weighted average asset yield of the Company’s debt and income producing investments is not the same as a return on investment for our shareholders but, rather, relates to our investment portfolio and is calculated before the payment of fees and expenses. Actual yields over the life of each investment could differ materially from the yields presented. The weighted average asset yield was calculated using the effective interest rates as of quarter end, including accretion of original issue discount, but excluding investments on non-accrual. Weighted average asset yield inclusive of investments on non-accrual, at cost and fair value, as of June 30, 2025 were 10.04% and 10.18%, respectively. Slide 10: Investment Activity 1 New investments reported at par excludes draws on existing unfunded investment commitments and partial paydowns. 2 Average Spread is calculated based off of par amount. 3 Average Coupon is calculated based off of par amount. 4 Interest rate utilizes the average spread plus the greater of 3-Month base rate (i.e. SOFR), or base rate floor, if applicable for each respective transaction. SOFR as of 2Q'24, 3Q'24, 4Q'24, 1Q'25, and 2Q'25 was 5.32%; 4.59%, 4.31%, 4.29%, and 4.29%.

22Nuveen Churchill Direct Lending Corp. Note: All information is as of June 30, 2025, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. Slide 11: Portfolio Overview 1 First lien debt is comprised of 69% traditional first lien positions and 31% unitranche positions. Slide 13: Net Interest Margin 1 Net Interest Margin is calculated based on the weighted average yield on debt and income producing investments at fair value minus average cost of debt. 2 Average cost of debt is calculated as actual amount of expenses incurred on debt obligations including interest expense, unused fees (if any), and the effect of the interest rate swap relating to the 2030 Notes, divided by daily average of total debt obligations. Slide 15: Financing Overview 1 Interest rates represent the weighted average spread over 3-month SOFR for the various floating rate tranches of issued notes within the CLO vehicles. 2 The interest rate gives effect to the interest rate swap relating to the 2030 Note. See "Derivatives" in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2025. 3 Refer to “Borrowings” in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2025. 4 Financing facility pricing spread is based on total commitment amount. SOFR base rate tenors may differ between financing sources. Endnotes 47 23 76 9